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                                                                   EXHIBIT 10.11

                                FIRST AMENDMENT TO
                           ADVISORY AGREEMENT BETWEEN
                       CAPTEC NET LEASE REALTY, INC. AND
                     CAPTEC NET LEASE REALTY ADVISORS, INC.




       This First Amendment (the "Amendment") to the Advisory Agreement by and between Captec Net Lease Realty, Inc., a Delaware corporation, (the "Company") and Captec Net Lease Realty Advisors, Inc., a Delaware corporation, (the "Advisor") is made as of the 1st day of January, 1998.

       WHEREAS, the Advisor has been and will continue to directly provide certain acquisition and financing services to Captec Franchise Capital Partners L.P. III and Captec Franchise Capital Partners L.P. IV (the "Partnership");

       WHEREAS, the Partnerships will pay Acquisition Fees directly to the Advisor as compensation for these services; and

       WHEREAS, the Company and the Advisor desire to amend the Advisory Agreement to reflect the fact that the Advisor is being directly compensated for such services.

       NOW THEREFORE, in consideration of the premises and the mutual covenants herein, the parties hereto agree as follows:

Section 2(xvi) of the Advisory Agreement shall be amended and restated as follows:
(xvi) perform any and all of the foregoing as may be requested the by Company, in its capacity as general partner, for each of Captec Franchise Capital Partners L.P. III, a Delaware limited partnership, and/or Captec Franchise Capital Partners L.P. IV, a Delaware limited partnership (each an "Affiliated Partnership" and collectively the "Affiliated Partnerships") beginning at such time as the Company becomes the general partner of that Affiliated Partnership; provided however,

       (a) The Advisor shall not be required to provide any services to the General Partner for any services that the Affiliated Partnership's acquire directly from the Advisor;

       (b) The Company shall not be liable to the Advisor for any fees payable directly to the Advisor pursuant to the terms of the applicable partnership agreements of such Affiliated Partnerships; and

       (c) The amount of compensation payable to the Advisor pursuant to the terms of Section 5 of this Agreement shall be reduced by the amount of any fees or expenses payable directly by the Affiliated Partnerships to the Advisor. Such reduction shall first be applied to reduce the Management Fee otherwise payable pursuant to Section 5(a), and then to reduce the Incentive Fee payable pursuant to Section 5(b).

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       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

WITNESSES:                             CAPTEC NET LEASE REALTY, INC.

 /s/ Gary A. Bruder                    By:  /s/ W. Ross Martin
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                                       Its: EXECUTIVE VICE PRESIDENT AND
--------------------                       -----------------------
                                            CHIEF FINANCIAL OFFICER




                                             CAPTEC NET LEASE REALTY
                                             ADVISORS, INC.

 /s/ Gary A. Bruder                    By:  /s/ W. Ross Martin
--------------------                      -----------------------

                                       Its: EXECUTIVE VICE PRESIDENT AND
--------------------                       -----------------------
                                            CHIEF FINANCIAL OFFICER